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                                                                      Exhibit 99

Contact: Robert W. Krick                            For Release: October 1, 2003
         610-337-1000, ext. 3141                                 Immediate

AMERIGAS ACQUIRES ASSETS
OF HORIZON PROPANE

VALLEY FORGE, Pa., October 1-- AmeriGas Partners, L.P. (NYSE: APU), announced that it has acquired substantially all of the retail propane distribution assets and business of Horizon Propane LLC based near Cleveland, Ohio. Horizon Propane sells over 30 million gallons annually to nearly 35,000 customers from ninety locations in twelve states. Terms of the transaction were not disclosed.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.2 million customers from approximately 650 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 48% of the Partnership and individual unitholders own the remaining 52%.

Comprehensive information about AmeriGas is available on the Internet at HTTP://WWW.AMERIGAS.COM.

AP-10                                 ###                                10/1/03